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                                                               EXHIBIT 10.P

                       PERFORMANCE-BASED STOCK PLAN

                               THE DIAL CORP

                                MARCH, 1993

PLAN SPECIFICATIONS.

Purpose of the Plan:

     Focus management on value creation as measured by returns to shareholders.

     Reward sustained performance on a relative basis.

     Provide an additional vehicle for linking compensation to company success over a longer time frame.

     Retain management team.

     Provide a means for building stock ownership by executives.


Concept:

     Company makes grant of common stock subject to restrictions based on both performance that is measured on pre-specified dates and continued employment.

     If performance goals are not met, a smaller number of shares
     (or none) may be delivered.


Eligibility:

     A select group of key managers, as recommended by the Chairman and CEO and approved by the Executive Compensation
     Committee, will participate in the Plan.

Target Award Amounts:

     An example of target award sizes follows, expressed as a percentage of base salary. Final targets should be adjusted periodically to maintain the desired long-term incentive grant mix and total compensation objectives.

     Example of targets:

          SALARY RANGE             TARGET AWARD AS %
             ($000)                    OF SALARY

          Over $400                    50% - 60%
          $300 - $400                  25% - 35%
          $200 - $299                  20% - 35%
          $150 - $199                  10% - 30%
          $100 - $149                   7% - 20%

     Individuals having salaries within the same range may have different award sizes, due to the extent of their participation in other incentive plans.


DETERMINATION OF INITIAL GRANT SIZE.

     The actual number of shares granted to each participant is determined by dividing the target-award dollar amount by the value of the performance-based shares.

     Example:

          Salary of participant:   $150,000

          Target award:            15% of salary

          Stock price:             $43.00

          Economic value of
          performance-based stock: 77% of fair market value

          Number of shares:        680 (see calculation below)

               (Base Salary times Target Award)
               divided by (Percentage Value of
               Performance-Based Stock times Stock
               Price) = ($150,000 x 15%) divided
               by (77% x $43.00) = 680 shares


Performance Period:

     Performance Period will be measured over a three-year period, beginning April 1, 1993 and ending March 31, 1996.
     A new performance cycle will begin each year.

Grant Frequency:

     Grants will usually be recommended each year.

Performance Measurement:

     The shares will be delivered based upon the schedule below:

                                Performance
Performance    Percent        (TSR) Relative Percent
   (TSR)         of              to Proxy      of
Relative to    Shares           Comparator   Shares
  S&P 500      Earned              Group     Earned

   120%          50%               120%        50%
   110%          40%               110%        40%
   100%          30%               100%        30%
    90%          15%                90%        15%
Below 90%         0%              Below 90%     0%


     If performance is not at threshold, no shares will be delivered. Any shares not delivered are forfeited at the end of the performance period.

Payout:

     Within 30 days of the end of the performance period, the Company will provide the participant with the amount of shares that have been earned over the performance period. Participants will receive dividends paid currently on the entire initial grant until the end of the performance period.

Tax Treatment:

     The participant recognizes ordinary income on the fair market value of the earned shares at the date on which the shares are delivered. Any dividend amounts received must be recognized as compensation income as well.

     The Company incurs no tax liability at the date of grant.
     It recognizes deductible compensation expense for tax purposes at the same time as, and in the same amount as, the participant realizes taxable income. The Company is required to withhold income taxes to receive the deduction.

Accounting Treatment:

     The Company must recognize a compensation expense that takes into account increases in market value after the grant date to the extent that the performance goals have been achieved.

     Under the proposed changes to the accounting rules for stock-based compensation, a modified grant-date approach will apply to this performance-based stock plan. That is, the compensation expense will be based on both the stock price on the date of grant and an estimate of the outcome of service- and performance-related conditions. Subsequent adjustments will be made for expected changes in the service- and performance-related factors, but not for changes in the stock price.